United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The Limited Waiver
On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue bonds (“Revenue Bonds”) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), to be used to (i) acquire, construct and equip the Ironton Facility (referred to within the Loan Agreement as the “Ohio Phase II Facility” and, together with the FEU (referred to within the Loan Agreement as the “Phase I Facility”), the “Project”); (ii) fund a debt service reserve fund for the Series 2020A Bonds; (iii) finance capitalized interest; and (iv) pay the costs of issuing the Revenue Bonds. The Revenue Bonds were offered in three series, including (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series 2020A Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series 2020B Bonds”); and (iii) Subordinated Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series 2020C Bonds”).
On March 15, 2023, SOPA, the Trustee, the Company, PCTO Holdco LLC (the pledgor under an Equity Pledge and Security Agreement (as defined in the Indenture), pursuant to which the pledgor pledged certain interests to secure obligations of PCO under various Financing Documents (as defined in the Indenture) relating to the Revenue Bonds) and PCO (collectively, the “Company Parties”) entered into a Limited Waiver and First Supplemental Indenture (the “Limited Waiver”), supplementing the Indenture and amending the Loan Agreement and the amended and restated Guaranty (as defined in the Indenture), and pursuant to which the majority holders of the Series 2020A Bonds consented to the Limited Waiver, based on stated conditions, of a Specified Event of Default (as defined below) under the Indenture and the Loan Agreement.
Under the terms of the Loan Agreement, PCO was required to cause the Ironton Facility to be completed by December 1, 2022. The Ironton Facility was not completed by that date due to a variety of challenges resulting from, among other things, the COVID-19 outbreak, the ongoing military conflict between Russia and Ukraine, and certain U.S. weather-related events (the “Specified Event of Default”).
Subject to the following conditions, the Specified Event of Default is waived in exchange for PCO’s agreement to meet certain milestones toward completing the Ironton Facility, to deposit additional equity aggregating approximately $87.3 million with the Trustee for various purposes and to make certain other representations and warranties; provided, however, that any failure to comply with the terms of the Limited Waiver shall be an immediate Event of Default under the Indenture and Loan Agreement, which will be deemed to have occurred on January 2, 2023 with respect to any requirements to pay accrued and unpaid interest at the Default Rate.
PCO has agreed to, among other things, achieve the following milestones (together, the “Milestones”): (i) closure by it or its direct or indirect parent entity of a financing transaction by March 31, 2023 that provides at least $150 million of working capital which may be used to support the Ironton Facility (which is satisfied by the closing of the Revolving Credit Facility described below); (ii) mechanical completion of the Ironton Facility by June 30, 2023; (iii) meet certain targeted production and performance targets during 2023; (iv) completion of the Ironton Facility by December 31, 2023; and (v) meet certain Ironton Facility pellet production targets by January 31, 2024 up to the Ironton Facility’s nameplate production capacity of 107 million pounds per year.
The additional approximately $87.3 million of equity to be deposited with the Trustee is comprised of: (i) a deposit, by March 31, 2023, of $50 million in an account controlled by the Trustee; (ii) a deposit of approximately $25 million in the Equity Account of the Project Fund (as such terms are used in the Indenture) to fund remaining construction costs; (iii) an aggregate deposit of approximately $12.3 million into the Capitalized Interest Accounts (as defined in the Indenture) for the Series 2020A Bonds, Series 2020B Bonds and Series 2020C Bonds to pay capitalized interest on the Revenue Bonds through June 30, 2024. The Limited Waiver also requires that the Liquidity Reserve of approximately $50 million remain in the Liquidity Reserve Escrow Fund (as such term is used in the Indenture) for a period beyond the completion date of the Ironton Facility until certain production requirements have been met, and only thereafter may the balance in that fund be reduced based on certain conditions to $25 million, which must remain therein as long as Series 2020A Bonds remain outstanding. The Trustee will release $13.2 million from the Trustee account for the Revenue Bonds for use as part of the remaining investment in 2023 to complete the Ironton Facility in accordance with the Limited Waiver.
The foregoing description of the Limited Waiver is not complete and is qualified in its entirety by reference to the full text of such waiver, which is attached hereto as Exhibit 10.1.

The Sylebra Credit Facility
On March 15, 2023, the Company entered into a $150 million revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent”), which matures on June 30, 2024. The Lenders and their affiliates are greater than 5% beneficial owners of the Company.
Borrowings under the Revolving Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes and satisfies the financing obligation imposed upon the Company by the Limited Waiver (as defined above).
Amounts outstanding under the Revolving Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Revolving Credit Agreement) in effect for such period plus an applicable margin. The applicable margin is equal to (i) 5.00% from the Closing Date through June 30, 2023, (ii) 10.00% from July 1, 2023 through September 30, 2023, (iii) 12.50% from October 1, 2023 through December 31, 2023, (iv) 15.00% from January 1, 2024 through March 31, 2024, and (v) 17.50% thereafter. The Company is also required to pay (i) an up-front fee equal to 0.75% times $150 million—the total aggregate commitment for the Revolving Credit Facility—to the Lenders, payable at closing and (ii) a commitment fee equal to 0.25% per annum based on the actual daily unused amount of the Revolving Credit Facility, payable quarterly. Subject to timely prior written notice and payment of breakage fees, if any, the Company may at any time and from time to time (i) terminate all or any portion of the commitments under the Revolving Credit Agreement and/or (ii) prepay all or any portion of any outstanding borrowings.
The Revolving Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Events of default in the Revolving Credit Agreement include, among others: (a) non-payment of principal, interest, fees or other amounts; (b) default of specific covenants; (c) breach of representations and warranties; (d) cross-defaults to other indebtedness in an amount greater than $1 million, subject to certain exceptions; (e) bankruptcy and insolvency proceedings; (f) inability to pay debts or attachment; (g) judgments; and (h) change of control. Upon the occurrence of an event of default, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (as defined in the Revolving Credit Agreement) terminate the loan commitments, accelerate all loans and exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Revolving Credit Agreement and the other loan documents.
Amounts outstanding under the Revolving Credit Agreement are guaranteed by the Guarantors, and are secured by a security interest in substantially all of the assets of the Company. Any majority-owned direct or indirect subsidiaries of the Company formed after the closing date of the Revolving Credit Facility will also be required to guaranty the obligations under the Revolving Credit Agreement and grant security interests in substantially all of their respective assets.
The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.2.
Item 2.02. Results of Operations and Financial Condition.
On March 15, 2023, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2022, and certain other information.
The information contained in Item 7.01 concerning the presentation to Company’s investors is hereby incorporated into this Item 2.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, will be presented to certain investors of the Company on March 16, 2023 and may be used by the Company in various other presentations to investors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Limited Waiver and First Supplemental Indenture, dated as of March 15, 2023, among the Southern Ohio Port Authority, UMB Bank, N.A., as Trustee, PureCycle Technologies, Inc., PCTO Holdco LLC and PureCycle: Ohio LLC.

10.2
Revolving Credit Agreement, dated as of March 15, 2023, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC, as Guarantors, Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund, as Lenders and Madison Pacific Trust Limited, as the Administrative Agent.

99.1	Press release by PureCycle Technologies, Inc. dated March 15, 2023
99.2	PureCycle Technologies, Inc. presentation to investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Lawrence Somma____________________
Name: Lawrence Somma
Title: Chief Financial Officer

Date: March 15, 2023